UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Acquisition of Biodefense Vaccines Business

As previously disclosed, on March 20, 2008, PharmAthene, Inc. and certain of its affiliates (including a newly-formed UK subsidiary) (collectively, “PharmAthene” or the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Avecia Biologics Limited, Avecia Biologics, Inc. and Avecia Investments Limited (collectively, “Avecia”) for the acquisition of substantially all of the assets related to Avecia’s biodefense vaccines business which includes a second generation recombinant protective antigen (rPA) anthrax vaccine, a recombinant dual antigen plague vaccine and a third generation rPA anthrax vaccine (the “Acquisition”).  The Purchase Agreement was amended effective April 2, 2008 as described below.

On April 2, 2008, the Company completed the Acquisition acquiring substantially all of the assets and assuming the liabilities, in each case, exclusively associated with Avecia’s biodefense vaccines business in accordance with the terms of the Purchase Agreement, as amended, including certain products, patents, trademarks, domain names and other intellectual property, license agreements, contracts, goodwill and other intangibles. The Avecia vaccines group has significant experience in vaccine development and biopharmaceutical manufacturing and is comprised of 51 personnel in Billingham, UK dedicated primarily to product development, operations, quality assurance, regulatory affairs and clinical operations. The group also has six persons in Milford, Massachusetts that provide supply chain function.  As part of the Acquisition, PharmAthene agreed to assume the lease for facilities at the Billingham location and will have access to the Milford location and has employed the Avecia vaccines group as well for continuing vaccine operations.

At closing, PharmAthene paid to Avecia the initial consideration of $10 million in cash (which is subject to a working capital adjustment to be determined post-closing) (the “Initial Consideration”) and provided a letter of credit in the amount of $7 million as security for the deferred consideration in such amount (the “Deferred Consideration”) which shall be payable upon the earlier to occur of (a) the completion of a financing transaction in which PharmAthene receives gross proceeds of not less than $15 million and (b) eighteen months following the consummation of the transaction.  Additional amounts may become payable to Avecia in connection with the Acquisition assuming that certain milestones are achieved (the “Milestone Consideration”) as follows:

•                  $3 million upon the entry by PharmAthene into a multi-year funded contract or series of contracts with the US Department of Defense (or other agency or representative or sub-contractor of the US government) or the Defence Science Technology Laboratory, an agency of the UK Ministry of Defence (or any other agency or representative or sub-contractor of the US or UK government) for the further development of Avecia’s pneumonic and bubonic plague (“rYP”) vaccine with a total committed aggregate value in excess of $30 million; and

•                  $10 million upon the entry by PharmAthene into a multi-year funded contract with the US Department of Defense (or other agency or representative or sub-contractor of the US government) for the further development of rYP vaccine as a result of (a) a Resources Allocation Decision of the Resource Allocation Review Board and the Resource Allocation Advisory Committee of the US Department of Defense or (b) some other similar substantial funding in excess of $150 million (including the value of any option elements within such contract; and

•                  $5 million upon the entry by PharmAthene into a multi-year funded development contract to be issued by the Biological Advanced Research and Development Authority (part of the US Department of Health and Human Services) under solicitation number RFP-BARDA-08-15 for the further development of Avecia’s anthrax (“rPA”) vaccine; and

•                  $5 million upon the entry by PharmAthene into a contract or contracts for the supply of rPA vaccine into the Strategic National Stockpile; and

•                  in an amount equal to 2.5% of net sales (as defined under the Purchase Agreement) of rPA vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition after the first 25 million doses; and

•                  in an amount equal to 1% of net sales (as defined under the Purchase Agreement) of third generation anthrax vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition.

The following is a summary description of the vaccine products that are based upon technology either transferred to PharmAthene or subject to licenses assigned to PharmAthene by Avecia:

•                  Recombinant Protective Antigen (rPA) Vaccine

The rPA vaccine is a second generation anthrax vaccine and is a highly purified protein vaccine produced by recombinant techniques.  The rPA vaccine has successfully completed two Phase II clinical trials in over 700 healthy adults and  has been shown to be safe and well tolerated with no serious adverse effects reported.  The vaccine has also elicited a protective immune response to lethal aerosol challenge in preclinical efficacy studies.

•                  Recombinant Yersinia Pestis (rYP) Vaccine

The rYP vaccine is a recombinant vaccine for the protection of humans against pneumonic and bubonic plague caused by Yersinia pestis infection.  The vaccine has successfully completed three Phase I clinical studies and will be entering Phase II trials in the second quarter of 2008.  The vaccine consists of two recombinant antigens (rF1 and rV) produced in E.coli.  Antibodies to rF1 have been shown to be protective against bubonic plague while antibodies to rV have been shown to enhance protection against inhalation plague.  The rYP vaccine has been demonstrated to be safe and well tolerated and has elicited a protective immune response in preclinical studies and has successfully completed three Phase I clinical studies in healthy adults.

•                  Third Generation rPA Vaccine

The third generation rPA anthrax vaccine is in development to achieve greater product and therapeutic performance by being able to maintain stability for three years at 35º C and induce protective immunity in two doses or fewer.  The development of this enhanced vaccine candidate has been supported by a grant from the National Institutes of Health since 2005.  A government published Request for Proposal was issued on September 21, 2007 seeking proposals for such a vaccine which the Company views as reaffirming the US government commitment to rPA based vaccine development.  The objective of the program is to develop an rPA-based anthrax vaccine that can be stored, transported and used without the need for a conventional cold chain – an important advantage for civilian biodefense deployment and the Strategic National Stockpile.

The vaccines described above were originally developed by the Defence Science and Technology Laboratories (“DSTL”), an agency of the UK Ministry of Defence. As part of the Acquisition, Avecia assigned to PharmAthene certain licenses to the intellectual property for the practice of the vaccine programs from DSTL and, as part of the Acquisition, PharmAthene has entered into a long-term manufacturing agreement with Avecia for the manufacture of the vaccines.  In addition, PharmAthene also took assignment of three pending patent applications, two relating to a method for assaying antigens and one for vaccine composition.  Various trademarks and domain names were also acquired in the transaction.

In connection with its vaccines business, Avecia has obtained approximately $220 million in government based funding to support the development of its anthrax and plague vaccine programs which may be summarized as follows:

The rPA anthrax program has been largely funded by contracts and grants from the National Institute of Allergy and Infectious Disease (the “NIAID”), with some additional funds provided by the UK Ministry of Defense through its technology arm, DSTL.  The total government funding to date for the rPA anthrax program has been approximately $135 million of which $44 million in funding remains on the existing contracts.  Funding from these contracts will support the development of the program through the end of 2009.

To date, Avecia has obtained approximately $50 million in funding for the plague vaccine from the NIAID and approximately $42 million in funding from a Partnering Arrangement between the US, UK and Canadian Governments to support the development of a plague vaccine for military use.  Approximately $20 million in funding remains on the existing contracts which we estimate will support the rYP development program into the first half of 2009.

Amendment Agreement

On March 28, 2008, Avecia received a letter from the Defence Science and Technology Laboratory, a branch of the UK Ministry of Defence, advising Avecia of the recent resource allocation decision of the US Department of Defense (DoD) that the DoD had decided not to fund Avecia’s plague vaccine candidate beyond the current contractual commitments. As a result, the parties agreed to amend the sale and purchase agreement and an Amendment Agreement (the “Amendment Agreement”) was executed on April 2, 2008, immediately prior to the consummation of the Acquisition.

While the Initial Consideration remained the same, the Amendment Agreement amended the Purchase Agreement to reduce the amount of the Deferred Consideration payable to Avecia from $10 million to $7 million and to amend the time when such amount will be payable to be the earlier to occur of (a) the completion of a financing transaction in which PharmAthene receives gross proceeds of not less than $15 million and (b) eighteen months following the consummation of the transaction rather than the originally contemplated twelve months following the consummation of the transaction.  The amount and duration of the letter of credit issued to secure the Deferred Consideration was correspondingly amended to reflect the reduced amount of $7 million and the extended duration of up to 18 months following the consummation of the transaction.

The Amendment Agreement also amended the Milestone Consideration potentially payable by the Company to Avecia to provide for an additional milestone payment of $3 million payable upon the entry by PharmAthene into a multi-year funded contract or series of contracts with the US Department of Defense or the Defence Science Technology Laboratory, an agency of the UK Ministry of Defence (or any other agency or representative or sub-contractor of the US or UK government) for the further development of the rYP vaccine with a total committed aggregate value in excess of $30 million.  The remainder of the Milestone Consideration was left as originally set forth in the Purchase Agreement.

The Amendment Agreement also amended the restrictive covenant contained in the Purchase Agreement to allow Avecia to enter into certain manufacturing arrangements with third parties for the manufacture of plague vaccines other than the plague vaccine acquired by PharmAthene provided certain conditions are met or payments are made to PharmAthene.

Ancillary Agreements

In connection with the Acquisition, PharmAthene and Avecia also entered into certain ancillary agreements including, without limitation, transitional services agreements, laboratory facilities agreements, master services agreement, supply agreement and subcontract agreement which, in each case, provide for services to be performed by Avecia for PharmAthene both on a transitional and on a going-forward basis.  One of such agreements is a long-term manufacturing agreement for the supply by Avecia of the vaccines and component ingredients comprising the vaccines business purchased by PharmAthene in the Acquisition which is described below.

Master Services Agreement

In connection with the Acquisition, PharmAthene entered into a Master Services Agreement with Avecia under which Avecia has agreed that, for agreed upon fees, it will carry out process development, analytical development, production and disposition of protective antigens for the plague and anthrax vaccines as well as stability testing of such antigens and of the final dosage form of the vaccines which contains the protective antigens in connection with various projects.  The work to be performed by Avecia and amounts to be paid to Avecia in connection with each project are based upon the specific tasks related to each project including necessary materials, method development, management supervision and costs associated therewith and are set out in various schedules to the Master Services Agreement.

The foregoing summary description of the Acquisition and the Purchase Agreement, as amended, and the Master Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreements.  The Purchase Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 26, 2008, the Amendment Agreement is attached hereto as Exhibit 2.1 and the Master Services Agreement will be provided by amendment to this Current Report on Form 8-K.

Item 8.01	Other Events.

On April 2, 2008, the Company issued a press release with respect to the consummation of the acquisition of Avecia’s vaccines business. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item will be filed by amendment to this Current Report on From 8-K as soon as practicable but not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K as soon as practicable but not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
2.1

Amendment Agreement, dated April 2, 2008, by and among, PharmAthene, Inc., PharmAthene UK Limited and PharmAthene US Corporation and Avecia Investments Limited, Avecia Biologics Limited and Avecia Biologics, Inc.

10.1	Master Services Agreement, dated April 2, 2008, by and between, PharmAthene UK Limited and Avecia Biologics Limited*

99.1	Press Release, dated April 2, 2008, announcing the consummation of the acquisition of Avecia’s vaccines business.

*Document to be filed by amendment.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements.  Forward-looking statements may be identified by words such as “believes”, “expect”, “anticipates”, “estimates”, “projects”,  “intends”, or the negative of such terms or other comparable terminology.  Such statements include, but are not limited to, statements about the expected benefits of the proposed transaction involving Avecia and the Company, including future financial results.  In addition, statements made in this Report and/or any of the exhibits filed or furnished herewith about anticipated financial results, future product advancements or potential regulatory awards or approvals are also forward-looking statements.  Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  The Company can give no assurance that the proposed transaction will be consummated or that conditions to consummation of the transaction will be consummated.  The Company undertakes no obligation to revise or update any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (registrant)

Dated: April 7, 2008	By:	/s/ David Wright
David Wright
President and Chief Executive Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION
2.1

Amendment Agreement, dated April 2, 2008, by and among, PharmAthene, Inc., PharmAthene UK Limited and PharmAthene US Corporation and Avecia Investments Limited, Avecia Biologics Limited and Avecia Biologics, Inc.

10.1	Master Services Agreement, dated April 2, 2008, by and between, PharmAthene UK Limited and Avecia Biologics Limited*

99.1	Press Release, dated April 2, 2008, announcing the consummation of the acquisition of Avecia’s vaccines business.

*Document to be filed by amendment.